EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Third Quarter Ended

(Unaudited, amounts in thousands, except per share data)	01/23/10	01/24/09
Sales	$305,094	$288,576
Cost of sales
Cost of goods sold	206,895	207,809
Restructuring	392	1,664
Total cost of sales	207,287	209,473
Gross profit	97,807	79,103
Selling, general and administrative	83,527	93,501
Restructuring	201	741
Write-down of long-lived assets	—	7,036
Write-down of trade names	—	5,541
Write-down of goodwill	—	40,436
Operating income (loss)	14,079	(68,152)
Interest expense	577	1,386
Interest income	140	323
Income from Continued Dumping and Subsidy Offset Act, net	4,436	8,124
Other income (expense), net	(593)	(7,433)
Earnings (loss) before income taxes	17,485	(68,524)
Income tax (benefit) expense	6,547	(4,263)
Net income (loss)	10,938	(64,261)
Net (income) loss attributable to noncontrolling interests	38	(287)
Net income (loss) attributable to La-Z-Boy Incorporated	$10,976	$(64,548)

Basic average shares	51,546	51,475
Basic net income (loss) attributable to La-Z-Boy Incorporated per share	$0.21	$(1.25)

Diluted average shares	51,845	51,475
Diluted net income (loss) attributable to La-Z-Boy Incorporated per share	$0.21	$(1.25)

Dividends paid per share	$—	$0.02

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended

(Unaudited, amounts in thousands, except per share data)	01/23/10	01/24/09
Sales	$868,472	$942,176
Cost of sales
Cost of goods sold	593,406	686,494
Restructuring	1,791	9,696
Total cost of sales	595,197	696,190
Gross profit	273,275	245,986
Selling, general and administrative	246,011	286,603
Restructuring	1,022	2,208
Write-down of long-lived assets	—	7,036
Write-down of trade names	—	5,541
Write-down of goodwill	—	42,136
Operating income (loss)	26,242	(97,538)
Interest expense	2,387	4,532
Interest income	615	1,885
Income from Continued Dumping and Subsidy Offset Act, net	4,436	8,124
Other income (expense), net	352	(7,974)
Earnings (loss) before income taxes	29,258	(100,035)
Income tax expense	10,747	27,388
Net income (loss)	18,511	(127,423)
Net (income) loss attributable to noncontrolling interests	355	(407)
Net income (loss) attributable to La-Z-Boy Incorporated	$18,866	$(127,830)

Basic average shares	51,517	51,454
Basic net income (loss) attributable to La-Z-Boy Incorporated per share	$0.36	$(2.49)

Diluted average shares	51,595	51,454
Diluted net income (loss) attributable to La-Z-Boy Incorporated per share	$0.36	$(2.49)

Dividends paid per share	$—	$0.10

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	01/23/10	04/25/09
Current assets
Cash and equivalents	$79,511	$17,364
Restricted cash	—	18,713
Receivables, net of allowance of $25,547 at 01/23/10 and $28,385 at 04/25/09	158,656	147,858
Inventories, net	145,045	140,178
Deferred income taxes—current	795	795
Other current assets	16,435	22,872
Total current assets	400,442	347,780
Property, plant and equipment, net	135,928	146,896
Trade names	3,100	3,100
Other long-term assets	47,595	51,431
Total assets	$587,065	$549,207

Current liabilities
Current portion of long-term debt	$1,848	$8,724
Accounts payable	48,247	41,571
Accrued expenses and other current liabilities	88,635	75,733
Total current liabilities	138,730	126,028
Long-term debt	46,679	52,148
Deferred income taxes	736	724
Other long-term liabilities	68,958	63,875
Contingencies and commitments	—	—
Equity
La-Z-Boy Incorporated shareholders’ equity:
Common shares, $1 par value	51,546	51,478
Capital in excess of par value	201,093	205,945
Retained earnings	94,925	67,431
Accumulated other comprehensive loss	(19,807)	(22,698)
Total La-Z-Boy Incorporated shareholders' equity	327,757	302,156
Noncontrolling interests	4,205	4,276
Total equity	331,962	306,432
Total liabilities and equity	$587,065	$549,207

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	01/23/10	01/24/09	01/23/10	01/24/09
Cash flows from operating activities
Net income (loss)	$10,938	$(64,261)	$18,511	$(127,423)
Adjustments to reconcile net income (loss) to cash provided by operating activities
(Gain) loss on sale of assets	38	(37)	(50)	(2,707)
Write-down of long-lived assets	—	7,036	—	7,036
Write-down of trade names	—	5,541	—	5,541
Write-down of goodwill	—	40,436	—	42,136
Write-down of investments	—	5,140	—	5,140
Restructuring	593	2,405	2,813	11,904
Provision for doubtful accounts	1,079	9,439	5,593	18,439
Depreciation and amortization	6,611	5,993	19,186	18,267
Stock-based compensation expense	1,454	1,012	4,082	2,867
Change in receivables	3,413	31,405	(14,173)	23,314
Change in inventories	(6,098)	(3,463)	(4,867)	7,380
Change in other assets	332	2,865	6,971	1,954
Change in payables	1,929	(8,351)	6,676	(6,424)
Change in other liabilities	2,707	(2,512)	14,258	(28,245)
Change in deferred taxes	(301)	(4,658)	(301)	38,842
Total adjustments	11,757	92,251	40,188	145,444
Net cash provided by operating activities	22,695	27,990	58,699	18,021

Cash flows from investing activities
Proceeds from disposals of assets	9	45	1,925	7,831
Capital expenditures	(2,929)	(4,089)	(5,708)	(14,079)
Purchases of investments	(1,397)	(1,630)	(3,934)	(10,595)
Proceeds from sales of investments	1,684	10,854	5,793	21,881
Change in restricted cash	500	(4,709)	17,507	(7,664)
Change in other long-term assets	115	(575)	129	(346)
Net cash provided by (used for) investing activities	(2,018)	(104)	15,712	(2,972)

Cash flows from financing activities
Proceeds from debt	10,718	15,992	31,391	55,458
Payments on debt	(11,169)	(43,752)	(43,736)	(69,039)
Dividends paid	—	(1,037)	—	(5,188)
Net cash used for financing activities	(451)	(28,797)	(12,345)	(18,769)

Effect of exchange rate changes on cash and equivalents	248	(228)	81	(871)
Change in cash and equivalents	20,474	(1,139)	62,147	(4,591)
Cash acquired from consolidation of VIEs	—	631	—	631
Cash and equivalents at beginning of period	59,037	11,024	17,364	14,476
Cash and equivalents at end of period	$79,511	$10,516	$79,511	$10,516

Cash paid (net of refunds) during period – income taxes	$5,429	$(660)	$(7,653)	$(456)
Cash paid during period - interest	$557	$1,337	$1,845	$3,750

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	01/23/10 (13 weeks)	01/24/09 (13 weeks)	01/23/10 (39 weeks)	01/24/09 (39 weeks)
Sales
Upholstery Group	$234,262	$199,200	$663,734	$684,252
Casegoods Group	36,029	42,116	109,196	138,710
Retail Group	40,411	40,497	114,387	122,408
VIEs	15,629	13,430	39,616	39,301
Corporate and Other	603	1,084	4,143	3,362
Eliminations	(21,840)	(7,751)	(62,604)	(45,857)
Consolidated	$305,094	$288,576	$868,472	$942,176

Operating income (loss)
Upholstery Group	$26,102	$(1,652)	$67,751	$16,542
Casegoods Group	292	(313)	(13)	1,819
Retail Group	(4,135)	(7,108)	(15,104)	(27,509)
VIEs	350	(1,381)	(118)	(5,422)
Corporate and Other	(7,937)	(2,280)	(23,461)	(16,351)
Long-lived asset write-down	—	(7,036)	—	(7,036)
Goodwill write-down	—	(40,436)	—	(42,136)
Trade name write-down	—	(5,541)	—	(5,541)
Restructuring	(593)	(2,405)	(2,813)	(11,904)
Consolidated	$14,079	$(68,152)	$26,242	$(97,538)